[TRIDENT LETTERHEAD]

                                October 26, 2005

Maverick Oil and Gas, Inc.
888 East Las Olas Blvd., Suite 400
Fort Lauderdale, FL 33301

         Re:      Limited Subordination Agreement

Dear Mr. Parrish:

         On the date hereof, Trident Growth Fund, L.P. ("Trident") and Maverick Oil and Gas, Inc. ("Maverick") are entering into a series of agreements, including that certain 12% Senior Secured Debenture, a Securities Purchase Agreement, a Security Agreement, and a Pledge Agreement (the "Transaction Documents") whereby Trident shall loan to Maverick the sum of $2,000,000 (the "Trident Loan"). Such loan shall be secured by a first-lien, first priority interest in, other than as set forth herein, all of the assets (including stock) owned or in the possession of Maverick

         Maverick's wholly-owned subsidiary, Maverick Woodruff County, LLC, has issued, and may in the future issue, Convertible Notes in the form of Exhibit A to this letter agreement to one or more holders. Such Convertible Notes are secured by the Common Stock or membership interests Maverick holds in Maverick Woodruff County, LLC, and no other assets of Maverick. Maverick hereby agrees, represents, and warrants that (i) no assets other than Maverick's holdings in Maverick Woodruff County, LLC are subject to the Convertible Noteholders' respective security interests granted in such Convertible Notes; (ii) no such holder has been granted any right under any circumstances will to take any action during the term of such Convertible Notes or otherwise to attach, levy, or otherwise assert any lien or encumbrance against such other assets held by Maverick; (iii) that all such loans have been made strictly in accordance with the form of Convertible Note attached hereto as Exhibit A and that no other agreement does or will confer any additional rights to such holders other than as set forth therein; and (iv) no document or agreement shall be entered into with any such holder or any third party modifying or amending such Convertible Notes in contradiction to the agreements and understandings recited herein. Maverick agrees to indemnify Trident for any breach of any of the foregoing agreements, representation, or warranties. This letter agreement shall be considered a Transaction Document under the Trident Loan.

         In consideration therefore, Trident, upon full execution hereof, agrees that its security interest in the Common Stock or membership interests Maverick holds in Maverick Woodruff County, LLC shall be subordinated to such holders' security interest in and to such assets (the Common Stock or membership interests Maverick holds in Maverick Woodruff County, LLC only) until such time as such Convertible Notes have been paid off or converted in full.

         The undersigned parties hereto have caused this Limited Subordination Letter Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



                                      TRIDENT GROWTH FUND, L.P.

                                      By: TRIDENT MANAGEMENT, LLC, its
                                             GENERAL PARTNER

                                      /s/ Frank DeLape
                                      ____________________________________
                                      _________________, Authorized Signatory


                                      MAVERICK OIL AND GAS, INC.


                                      /s/ V. Ray Harlow
                                      ____________________________________

                                             V. Ray Harlow
                                      Name:  _____________________________

                                      Title: Chief Executive Officer
                                             _____________________________

                                      MAVERICK WOODRUFF COUNTY, LLC


                                      /s/ V. Ray Harlow
                                      ____________________________________

                                             V. Ray Harlow
                                      Name:  _____________________________

                                                Chief Executive Officer
                                      Title:    __________________________

                                    EXHIBIT A

                       [FORM OF CONVERTIBLE NOTE ATTACHED]